Exhibit 99.1




                      R.H. Donnelley Raises 2005 Guidance;
      Strong Sprint Performance in First Quarter 2005; SBC Integration on
              Track; Repays $112.8 Million of Debt from Cash Flow



    CARY, N.C.--(BUSINESS WIRE)--April 27, 2005--R.H. Donnelley Corporation (NYSE: RHD), a leading yellow pages publisher and directional media company, today reported first quarter 2005 cash flow from operations of $112.8 million, compared to $94.6 million in first quarter 2004 which included $11.9 million of tax refunds. During the first quarter of 2005, the Company also repurchased half of its outstanding preferred stock, which was convertible into 4.9 million common shares.
    David C. Swanson, Chairman and Chief Executive Officer, said, "This was a very solid quarter for us on all fronts. First, we delivered the strongest performance in our Sprint markets since acquiring the business in January 2003. Second, we completed the conversion of all billing, collection and customer service functions from SBC to RHD for the Illinois business; a very important milestone in the Illinois integration plan. Third, we were ahead of schedule in achieving our goal to get robust online search products up and running in every one of our markets. As a result of the strong performance for the quarter, we are raising guidance for full year 2005."

    First Quarter - Reported GAAP Results

    First quarter net revenue was $207.3 million compared to $143.8 million in the prior year. Operating expenses, including depreciation and amortization, were $137.1 million compared to $81.0 million in the prior year. The Company did not generate partnership income in the first quarter of 2005 due to the SBC transaction, which was completed in September 2004. Operating income in the quarter was $70.2 million versus $86.7 million in the prior year. Net interest expense in the quarter was $57.5 million compared to $40.3 million in the first quarter of 2004. Net loss available to common shareholders for the quarter was $129.3 million or $4.10 per diluted share compared to income available to common shareholders of $22.8 million or $0.54 per diluted share for the first quarter of 2004.

    First Quarter Results - Including Adjustments and Non-GAAP
Measures

    Publication sales for RHD's Sprint-branded directories during the first quarter of 2005 were $158.3 million, up 4.8 percent from publication sales of $151.1 million in the prior year. Publication sales in RHD's SBC-branded directories during the first quarter of 2005 were $98.3 million, down 2.7 percent from publication sales of $101.0 million in the prior year. Publication sales represent the total billable value of advertising in directories that were published in the period.
    Adjusted net revenue in the quarter was $259.2 million, compared to adjusted pro forma net revenue of $256.9 million in the first quarter of 2004. Adjusted operating expenses including depreciation and amortization were $129.1 million compared to adjusted pro forma operating expenses of $121.4 million for the same period in 2004. Adjusted operating income for the first quarter of 2005 was $130.1 million, compared to adjusted pro forma operating income for the first quarter of 2004 of $135.5 million. Adjusted EBITDA for the quarter was $151.8 million, compared to adjusted pro forma EBITDA of $157.1 million in the prior year. First quarter 2005 net income, excluding preferred dividends and adjusted to remove the effect of purchase accounting and the loss recognized in connection with the repurchase of convertible preferred stock, was $44.3 million, compared to adjusted pro forma net income of $49.4 million for the first quarter of 2004. Adjusted net income per diluted share in the first quarter of 2005 was $1.16, compared to adjusted pro forma net income per diluted share of $1.19 in the prior year.
    See the attached schedules for a reconciliation of non-GAAP financial measures presented in this release to the most comparable GAAP measures.

    Cash Flow and Debt

    The Company generated cash flow from operations of $112.8 million in the quarter. Free cash flow (cash flow from operations less $5.5 million of capital expenditures and software investment) for the quarter was $107.3 million. During the first quarter, the Company used cash flow to repay $112.8 million of debt. In aggregate, the Company repaid a total of $129.6 million of debt during the first quarter, $16.8 million of which was generated from new debt issuance (see below). As of March 31, 2005, total debt outstanding was $3,297.6 million.
    On January 14, 2005, the Company repurchased approximately 50 percent of its outstanding preferred stock held by investment partnerships affiliated with Goldman Sachs for approximately $277 million. The repurchased preferred shares were convertible into approximately 4.9 million common shares. To finance the transaction, the Company issued $300 million of 8-year 6.875% senior unsecured notes.

    Outlook

    The Company is increasing guidance for full year 2005. All guidance for full year 2005, and related reconciliations of non-GAAP financial measures appear in the schedules to this press release. Updated 2005 guidance appears in Schedule 6 and reconciliations of non-GAAP financial measures appear in Schedules 7 and 8 at the end of this press release.

    Comparative Financial Results

    As a result of the SBC and Sprint transactions, and the related financing and associated accounting, 2005 and 2004 results reported in accordance with GAAP are not comparable, nor do they reflect the Company's underlying operational or financial performance. Accordingly management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance and to facilitate comparison of adjusted 2005 and adjusted pro forma 2004 results. Adjusted pro forma results discussed in this press release and the attached schedules reflect the combination of RHD with the SBC directory business in Illinois and Northwest Indiana as if the transaction had been consummated at the beginning of 2004, as well as certain other adjustments. While management believes that the adjusted pro forma results reasonably resemble operational performance as if the SBC transaction had been consummated at the beginning of the year presented, because of differences between RHD and predecessor accounting policies, management does not believe these pro forma results are strictly comparable.
    The primary adjustments related to the SBC transaction in 2004 are recognition of pre-acquisition deferred revenue and deferred expenses that are not reportable under GAAP due to purchase accounting requirements, but that absent purchase accounting would have been recognized during the periods presented. Adjusted results also exclude deferred directory costs related to sales contracts executed prior to the acquisition for directories that were scheduled to publish subsequent to the acquisition, determined based on the estimated billable value of the published directories less the expected costs to complete the directories plus a normal margin. Similar adjustments related to the Sprint transaction were made in 2004. Adjusted pro forma earnings per share in both periods assumes conversion of the preferred stock at the beginning of each period presented that was outstanding as of March 31. The attached Schedules include a reconciliation of all non-GAAP financial measures to the most comparable GAAP measures and a further description of the related adjustments.
    For the period ending August 31, 2004, the Company's investment in DonTech was accounted for under the equity method. The Company did not consolidate DonTech's revenue and expenses in its consolidated results. Rather it reported the Company's share of DonTech's net income and revenue participation income from SBC, both based on DonTech's calendar sales, collectively as partnership income. On September 1, 2004, RHD acquired SBC's directory business in Illinois and Northwest Indiana, including SBC's interest in the DonTech partnership. As a result, the Company did not generate partnership income after August 31, 2004.
    The Company's Current Report on Form 8-K furnished to the SEC on October 28, 2004 provides additional details regarding the adjustments and non-GAAP financial measures related to the SBC transaction.

    First Quarter Conference Call

    R.H. Donnelley's first quarter conference call will be held on April 28, 2005 at 10:00 a.m. EST and can be accessed by dialing 888-387-9606 (domestic) or 484-630-7198 (international). The passcode for the call is "RHD". Please dial in to the call by 9:50 a.m. The call will also be available through a Webcast, which can be accessed by visiting our Web site at www.rhd.com, clicking on "Investor Information" and following the instructions provided. Those unable to participate at the scheduled time may access a recording by dialing 866-388-5360 (domestic) or 203-369-0415 (international). The recording will be available through May 13, 2005. There is no passcode for the replay.

    About R.H. Donnelley

    R.H. Donnelley is a leading Yellow Pages and directional media company. RHD publishes directories with total distribution of approximately 28 million serving approximately 260,000 local and national advertisers in 19 states. RHD publishes directories under the Sprint Yellow Pages(R) brand in 18 states with total distribution of approximately 18 million serving approximately 160,000 local and national advertisers, with major markets including Las Vegas, Nevada, and Orlando and Ft. Myers, Florida. In addition, RHD publishes directories under the SBC(R) Yellow Pages brand in Illinois and Northwest Indiana with total distribution of approximately 10 million serving approximately 100,000 local and national advertisers. RHD also offers online city guides and search websites in its Sprint markets under the Best Red Yellow Pages(R) brand at www.bestredyp.com and in the Chicago area at www.chicagolandyp.com. RHD also sells local advertising in Illinois and Northwest Indiana onto SBC's www.SMARTpages.com. For more information, please visit R.H. Donnelley at www.rhd.com.

    Safe Harbor Provision

    Certain statements contained in this press release regarding R.H. Donnelley's future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "should," "will," "planned," "estimated," "potential," "goal," "outlook," and similar expressions, as they relate to R.H. Donnelley or its management, have been used to identify such forward-looking statements. Without limiting the generality of the foregoing, the statements under the caption "Outlook" and in Schedule 6 are forward-looking statements. Regardless of any identifying phrases, these statements and all other forward-looking statements reflect only R.H. Donnelley's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to R.H. Donnelley. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause R.H. Donnelley's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies are described in detail in Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, as well as the Company's other periodic filings with the Securities and Exchange Commission, and in summary and without limitation include the following: (1) our ability to meet our substantial debt service obligations; (2) restrictive covenants under the terms of our debt and convertible preferred stock agreements; (3) usage of print yellow pages directories and changes in technology; (4) competition in the yellow pages industry and other competitive media;
(5) our ability to continue to successfully integrate the business acquired from SBC; (6) reliance on and extension of credit to small- and medium-sized businesses; (7) dependence on third party providers of printing, distribution and delivery services and the sale of advertising to national accounts; (8) general economic conditions and consumer sentiment in our markets; and (9) fluctuations in the price and availability of paper.

    (See attached tables)



R.H. DONNELLEY CORPORATION                                  Schedule 1
INDEX OF SCHEDULES
------------------



Schedule 1:      Index of Schedules

Schedule 2:      Unaudited Consolidated Statements of
                 Operations for the three months
                 ended March 31, 2005 and 2004

Schedule 3: Unaudited Adjusted Consolidated Statements of Operations for the three months ended
                 March 31, 2005 and 2004

Schedule 4: Unaudited Consolidated Balance Sheets at March 31, 2005 and December 31, 2004

Schedule 5:      Unaudited Consolidated Statement of Cash
                 Flows for the three months
                 ended March 31, 2005

Schedule 6:      Updated 2005 Guidance

Schedule 7:      Reconciliation of Reported to Adjusted
                 Unaudited Consolidated Statements
                 of Operations for the three months ended
                 March 31, 2005 and 2004

Schedule 8:      Reconciliation of Non-GAAP Measures

Schedule 9:      Notes to Unaudited Consolidated Statements of
                 Operations and Non-GAAP Measures


Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.





R.H. DONNELLEY CORPORATION                                  Schedule 2
CONSOLIDATED STATEMENTS OF OPERATIONS
----------------------------------------
(unaudited)

Amounts in millions, except earnings per
 share
---------------------------------------- ----------------- -----------

                                         Three months ended March 31,
                                         -----------------------------
                                               2005           2004
                                             Reported       Reported
---------------------------------------- ----------------- -----------
Net revenue (1)                                    $207.3      $143.8
Expenses                                            115.4        66.6
Depreciation and amortization                        21.7        14.4
Partnership income                                      -        23.9
                                         ----------------- -----------
Operating income                                     70.2        86.7
Interest expense, net                               (57.5)      (40.3)
                                         ----------------- -----------
Pre-tax income                                       12.7        46.4
Tax provision                                        (5.0)      (18.3)
                                         ----------------- -----------
Net income                                            7.7        28.1
Loss on repurchase of Preferred
 stock                                              133.7           -
Preferred dividend                                    3.3         5.3
                                         ----------------- -----------
(Loss) income available to common
 shareholders                                     $(129.3)      $22.8
                                         ================= ===========

Earnings per share (EPS): (5)
   Basic                                           $(4.10)      $0.57
   Diluted                                         $(4.10)      $0.54
Shares used in computing EPS: (5)
   Basic                                             31.5        31.1
   Diluted                                           31.5        32.3

----------------------------------------------------------------------

See accompanying Notes to Unaudited Consolidated Statements of
Operations and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.




R.H. DONNELLEY CORPORATION                                  Schedule 3
CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------
(unaudited)

Amounts in millions, except earnings
 per share
----------------------- ------------------------------ ---------------
                         Three months ended March 31,
                        ------------------------------

                                           2004           Variance
                            2005          Adjusted
                         Adjusted (2) Pro Forma (2)(3)    $       %
----------------------- ------------- ---------------- ------- -------
Net revenue (1)               $259.2           $256.9    $2.3     0.9%
Expenses                       107.4            100.0    (7.4)  (7.4%)
Depreciation and
 amortization                   21.7             21.4    (0.3)  (1.4%)
                        ------------- ---------------- ------- -------
Operating income               130.1            135.5    (5.4)  (4.0%)
Interest expense, net          (57.5)           (53.9)   (3.6)  (6.7%)
                        ------------- ---------------- ------- -------
Pre-tax income                  72.6             81.6    (9.0) (11.0%)
Tax provision                  (28.3)           (32.2)    3.9    12.1%
                        ------------- ---------------- ------- -------
Net income                      44.3             49.4    (5.1) (10.3%)
Loss on repurchase of
 Preferred stock (4)               -                -       -     0.0%
Preferred dividend (4)             -                -       -     0.0%
                        ------------- ---------------- ------- -------
Income available to
 common shareholders           $44.3            $49.4    (5.1) (10.3%)
                        ============= ================ ======= =======

Earnings per share
 (EPS): (6)
   Basic                       $1.21            $1.23  $(0.02)  (1.6%)
   Diluted                     $1.16            $1.19  $(0.03)  (2.5%)
Shares used in
 computing EPS: (6)
   Basic                        36.5             40.3
   Diluted                      38.3             41.5

----------------------------------------------------------------------


See accompanying Notes to Unaudited Consolidated Statements of
Operations and Non-GAAP Measures - Schedule 9.
See Schedule 7 for a reconciliation of reported to adjusted and adjusted pro forma amounts.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.





R.H. DONNELLEY CORPORATION                                  Schedule 4
CONSOLIDATED BALANCE SHEETS
---------------------------
(unaudited)


Amounts in millions
------------------------------------------- ----------- --------------

                                             March 31,   December 31,
                                               2005         2004
                                             Reported      Reported
------------------------------------------- ----------- --------------

Assets
 Cash and cash equivalents                        $4.1          $10.8
 Accounts receivable, net                        454.1          455.4
 Deferred directory costs                        116.2          116.5
 Other current assets                             32.0           40.6
                                            ----------- --------------
Total current assets                             606.4          623.3

 Fixed assets and computer software, net          39.8           37.7
 Intangible assets, net                        2,887.2        2,905.3
 Other non-current assets                        117.7          102.6
 Goodwill                                        319.0          310.0
                                            ----------- --------------
Total Assets                                  $3,970.1       $3,978.9
                                            =========== ==============

Liabilities, Redeemable Convertible
Preferred Stock and Shareholders' Deficit
 Accounts payable and accrued liabilities        $92.9          $80.4
 Deferred directory revenue                      432.2          381.4
 Current portion of long-term debt               137.4          162.0
                                            ----------- --------------
Total current liabilities                        662.5          623.8

 Long-term debt                                3,160.2        2,965.3
 Deferred income taxes, net                      120.9          118.8
 Other non-current liabilities                    42.9           36.9
                                            ----------- --------------
Total liabilities                              3,986.5        3,744.8

Redeemable convertible preferred stock           110.4          216.1

Shareholders' deficit                           (126.8)          18.0
                                            ----------- --------------
Total Liabilities, Redeemable Convertible
Preferred Stock and Shareholders' Deficit     $3,970.1       $3,978.9
                                            =========== ==============

------------------------------------------- ----------- --------------

See accompanying Notes to Unaudited Consolidated Statements of
Operations and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.




R.H. DONNELLEY CORPORATION                                  Schedule 5
CONSOLIDATED STATEMENTS OF CASH FLOWS
-------------------------------------
For the three months ended March 31, 2005

(unaudited)


Amounts in millions
-----------------------------------------------    -------------------

                                                         Reported
                                                    Three months ended
                                                      March 31, 2005
Operating activities:                              -------------------
Net income                                                       $7.7
Depreciation and amortization                                    21.7
Deferred income tax                                              20.3
Changes in working capital                                       55.6
Other                                                             7.5
                                                   -------------------
Net cash provided by operating activities                       112.8

Investment activities:
Additions to fixed assets and computer software                  (5.5)
                                                   -------------------
Net cash used in investing activities                            (5.5)

Financing activities:
Decrease in checks not yet presented for payment                 (1.6)
Proceeds from issuance of debt, net of costs                    291.7
Repurchase of Preferred shares (4)                             (277.2)
Repayment of debt                                              (201.6)
Borrowings under the Revolver                                    72.0
Proceeds from option exercises                                    2.7
                                                   -------------------
Net cash used in financing activities                          (114.0)

Decrease in cash and cash equivalents                            (6.7)

Cash and cash equivalents, beginning of period                   10.8

                                                   -------------------
Cash and cash equivalents, end of period                         $4.1
                                                   ===================

-----------------------------------------------    -------------------

See accompanying Notes to Unaudited Consolidated Statements of
Operations and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.





                    R.H. DONNELLEY CORPORATION              Schedule 6
                      Full Year 2005 Guidance

Amounts in millions, except per share
 amounts
-------------------------------------------- ----------- -------------
                              As provided on Changes in  Revised as of
                                1/10/05 (1)   Guidance    4/27/05 (1)
                              -------------- ----------- -------------

Publication sales
-----------------
Sprint                               Up 2.5%     Up 1.0%       Up 3.5%
SBC                                Down 1.0%                 Down 1.0%

Adjusted Net Revenue                 $1,035          $5        $1,040
Adjusted EBITDA                         575           5           580
Depreciation and Amortization            90                        90
Adjusted Operating Income               485           5           490

Interest Expense                        237                       237
Income Tax Expense                       98           1            99
Adjusted Net Income (2)                 150           4           154

Adjusted Wtd. Avg. Diluted
 Shares (3)                            38.7                      38.7

Adjusted EPS                          $3.88       $0.11         $3.99

----------------------------- -------------- ----------- -------------

Cash Flow From Operations              $370          $5          $375
Less: Capital Expenditures              (35)                      (35)
                              -------------  ----------- -------------
Free Cash Flow                         $335          $5          $340
----------------------------- -------------- ----------- -------------


(1) Pro forma for preferred stock repurchase and related financing as if the transaction had occurred on 1/1/05.

(2) Excludes preferred dividends and adjusted to remove the effect of purchase accounting and the loss recognized in connection with the repurchase of convertible preferred stock.

(3) Assumes conversion of preferred at the beginning of the period


See accompanying Notes to Unaudited Consolidated Statements of
Operations and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.


R.H. DONNELLEY CORPORATION                                  Schedule 7
CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------
Reconciliation of Reported to Adjusted Pro Forma Amounts

(unaudited)

Amounts in millions, except
earnings per share

------------------- --------------------------------------------------
                            Three Months Ended March 31, 2005
                    --------------------------------------------------
                                  Sprint         SBC
                     Reported  Adjustments(3) Adjustments(2) Adjusted
------------------- ---------- -----------   -----------    ----------
Net revenue (1)        $207.3                     $51.9  (7)   $259.2
Expenses                115.4                      (8.0) (7)    107.4
Depreciation and
 amortization            21.7                                    21.7
                    ---------- -----------   -----------    ----------
Total expenses          137.1           -          (8.0)        129.1
Partnership income          -                                       -
                    ---------- -----------   -----------    ----------
  Operating income       70.2           -          59.9         130.1
Interest expense,
 net                    (57.5)                                  (57.5)
                    ---------- -----------   -----------    ----------
Pre-tax income           12.7           -          59.9          72.6
Tax provision            (5.0)                    (23.3)(11)    (28.3)
                    ---------- -----------   -----------    ----------
  Net income              7.7           -          36.6          44.3
Loss on repurchase
 of Preferred
 stock (4)              133.7      (133.7) (4)      -             -
Preferred dividend        3.3        (3.3) (4)      -             -
                    ---------- -----------   -----------    ----------
  (Loss) income
   available to
   common
   shareholders       $(129.3)     $137.0         $36.6         $44.3
                    ========== ===========   ===========    ==========

Earnings per share
 (EPS): (4),(5),(6)
   Basic               $(4.10)                                  $1.21
   Diluted             $(4.10)                                  $1.16

Shares used in
 computing EPS:
 (4),(5),(6)
   Basic                 31.5         5.0                        36.5
   Diluted               31.5         6.8                        38.3

------------------- --------------------------------------------------



------------------- --------------------------------------------------
                            Three Months Ended March 31, 2004
                    --------------------------------------------------
                                 Sprint          SBC          Adjusted
                     Reported  Adjustments(3) Adjustments(2) Pro Forma
------------------- ---------- -----------   -----------    ----------
Net revenue (1)        $143.8      $1.1 (7)      $112.0  (7)   $256.9
Expenses                 66.6      (2.7)(7)        36.1  (7)    100.0
Depreciation and
 amortization            14.4                       7.0  (8)     21.4
                    ---------- -----------   -----------    ----------
Total expenses           81.0      (2.7)           43.1         121.4
Partnership income       23.9                     (23.9) (9)        -
                    ---------- -----------   -----------    ----------
  Operating income       86.7       3.8            45.0         135.5
Interest expense,
 net                    (40.3)                    (13.6)(10)    (53.9)
                    ---------- -----------   -----------    ----------
Pre-tax income           46.4       3.8            31.4          81.6
Tax provision           (18.3)     (1.5)(11)      (12.4)(11)    (32.2)
                    ---------- -----------   -----------    ----------
   Net income            28.1       2.3            19.0          49.4
Loss on repurchase
 of Preferred
 stock (4)                  -                                       -
Preferred dividend        5.3      (5.3)  (4)                       -
                    ---------- -----------   -----------    ----------
   (Loss) income
    available to
    common
    shareholders        $22.8      $7.6           $19.0         $49.4
                    ========== ===========   ===========    ==========

Earnings per share
 (EPS): (4),(5),(6)
  Basic                 $0.57                                   $1.23
  Diluted               $0.54                                   $1.19

Shares used in
 computing EPS:
   (4),(5),(6)
  Basic                  31.1       9.2                          40.3
  Diluted                32.3       9.2                          41.5

------------------- --------------------------------------------------


See accompanying Notes to Unaudited Consolidated Statements of
Operations and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.




R.H. DONNELLEY CORPORATION                                 Schedule 8a
RECONCILIATION OF NON-GAAP MEASURES
-----------------------------------
(unaudited)


Amounts in millions, except per share
 amounts
--------------------------------------- ------------------ -----------
                                         Three Months ended March 31,
                                        ------------------------------
                                              2005            2004
--------------------------------------- ------------------ -----------
Reconciliation of publication sales for
 Sprint-branded and SBC-branded directories to net revenue -GAAP and net revenue -adjusted and net revenue -adjusted pro forma

Publication sales - Sprint-branded
 directories (12)                                  $158.3      $151.1
Publication sales - Sprint-branded
 directories - percentage change over
 prior year                                           4.8%
Adjustments for changes in directory
 publication date(s) (12)                                         0.2
                                                           -----------
Publication sales disclosed in first
 quarter 2004 earnings release                                  151.3
Publication sales - SBC-branded
 directories (12)                                    98.3       101.0
Publication sales - SBC-branded
 directories - percentage change over
 prior year                                          -2.7%
Less pre-acquisition publication sales
 for SBC-branded directories not recognized
 as revenue in current period due to
 purchase accounting                                           (101.0)
Less current period publication sales
 for Sprint-branded directories not
 recognized as revenue in current period
 due to the deferral method of
 accounting                                        (113.9)     (109.8)
Less current period publication sales for
 SBC-branded directories not recognized as
 revenue in current period due to the
 deferral method of accounting                      (81.4)
Plus net revenue reported in the period
 for publication sales from prior periods
 for Sprint-branded directories                      99.4        97.3

Plus net revenue reported in the period
 for publication sales from prior periods,
 excluding January through September
 2004 publication sales for all
 SBC-branded directories                             46.1
                                        ------------------ -----------
Net directory advertising revenue                   206.8       138.8

Pre-press publishing revenue                            -         4.8
Other revenue                                         0.5         0.2

                                        ------------------ -----------
Net revenue - GAAP                                  207.3       143.8

Plus net revenue from Sprint-branded
 directories for all January 2003 Sprint-branded
 directories that would have been recognized
 during the period absent purchase accounting
 adjustments required under GAAP                                  1.1

Plus net revenue from SBC-branded directories
 that published prior to the acquisition
 that would have been recognized during the
 period absent purchase accounting
 adjustments required under GAAP had
 the transaction occurred on January 1,
 2003                                                51.9       116.8

Less pre-press publishing revenue that
 would not have been recorded had the SBC
 transaction occurred on January 1,
 2003                                                   -        (4.8)

                                        ------------------
Net revenue - Adjusted                             $259.2
                                        ================== -----------
Net revenue - Adjusted pro forma                               $256.9
                                                           ===========

----------------------------------------------------------------------

See accompanying Notes to Unaudited Consolidated Statements of
Operations and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.



R.H. DONNELLEY CORPORATION                                 Schedule 8b
RECONCILIATION OF NON-GAAP MEASURES(cont'd)
------------------------------------------
(unaudited)

Amounts in millions, except per share
 amounts
----------------------------------------- ----------------------------
                                          Three Months ended March 31,
                                          ----------------------------
                                              2005           2004
----------------------------------------- -------------- -------------
Reconciliation of net income - GAAP to
 EBITDA, adjusted EBITDA and adjusted pro forma EBITDA

Net income - GAAP                                  $7.7         $28.1
Plus tax provision                                  5.0          18.3
Plus interest expense, net                         57.5          40.3
Plus depreciation and amortization                 21.7          14.4
                                          -------------- -------------
EBITDA (13)                                        91.9         101.1

Plus other income                                                 0.2

Plus net revenue from Sprint-branded
 directories for all January 2003 Sprint-branded
 directories that would have been recognized
 during the period absent purchase accounting
 adjustments required under GAAP                      -           1.1

Less pre-press publishing revenue that
 would not have been recorded had the SBC
 transaction occurred on January 1, 2003              -          (4.8)

Plus net revenue from SBC-branded directories
 that published prior to the acquisition
 that would have been recognized during
 the period absent purchase accounting
 adjustments required under GAAP had the
 transaction occurred on January 1, 2003           51.9         116.8

Plus amortized deferred cost uplift on SBC
 sales contracts as of the date of the
 acquisition, net of expenses on SBC-branded
 directories that published prior to the
 acquisition that would not have been
 recognized during the period absent
 purchase accounting required under GAAP            8.0         (36.1)

Plus amortized deferred cost uplift on Sprint
 sales contracts as of the date of the
 acquisition, net of expenses on Sprint-branded
 directories that published prior to the
 acquistion including all January 2003 published
 directories that would not have been recognized
 during the period absent purchase accounting
 adjustments required under GAAP                      -           2.7
Less partnership income that would not
 have been recognized during the
 period assuming the SBC transaction
 occurred on January 1, 2003                          -         (23.9)

                                          -------------- -------------
Net effect of adjustments to GAAP results         $59.9         $56.0


                                          --------------
Adjusted EBITDA (13)                             $151.8
                                          ============== -------------
Adjusted pro forma EBITDA (13)                                 $157.1
                                          ============== =============


----------------------------------------------------------------------

See accompanying Notes to Unaudited Consolidated Statements of
Operations and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.



R.H. DONNELLEY CORPORATION                                 Schedule 8c
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
--------------------------------------------
(unaudited)



Amounts in millions, except per share
 amounts
----------------------------------------- ----------------------------
                                          Three months ended March 31,
                                          ----------------------------
                                               2005           2004
----------------------------------------- ---------------- -----------

Reconciliation of cash flow from
 operations to Free Cash Flow

Cash flow from operations - GAAP                   $112.8       $94.6
Less: additions to fixed assets and
 computer software                                   (5.5)       (2.8)
                                          ---------------- -----------
Free cash flow                                     $107.3       $91.8
                                          ================ ===========

----------------------------------------------------------------------


----------------------------------------- ----------------------------
                                          Three Months ended March 31,
                                          ----------------------------
                                               2005           2004
----------------------------------------- ---------------- -----------
Reconciliation of diluted shares
 outstanding - GAAP to diluted
 shares outstanding - adjusted

Diluted shares outstanding - GAAP                    31.5        32.3
Additional diluted shares outstanding
 assuming the preferred stock
 is converted to common stock at the
 beginning of the period
 plus common stock equivalents                        6.8         9.2
                                          ---------------- -----------
Diluted shares outstanding - adjusted                38.3        41.5
                                          ================ ===========

----------------------------------------------------------------------


----------------------------------------- ----------------------------
                                          Three Months ended March 31,
                                          ----------------------------
                                               2005           2004
----------------------------------------- ---------------- -----------
Reconciliation of diluted earnings per
 share - GAAP to diluted
 earnings per share - adjusted and
 diluted earnings per share -
 adjusted pro forma

Diluted earnings per share - GAAP                  $(4.10)      $0.54
Effect of converting preferred
 stock to common stock at the beginning
 of the period                                       4.30        0.01
Impact of Sprint transaction, including
 adjustments to eliminate purchase
 accounting                                             -        0.18
Pro forma impact of SBC transaction,
 including adjustments to eliminate
 purchase accounting                                    -        0.46
Impact of SBC transaction, including
 adjustments to eliminate
 purchase accounting                                 0.96
                                          ----------------
Diluted earnings per share - adjusted               $1.16
                                          ================ -----------
Diluted earnings per share - adjusted pro
 forma                                                          $1.19
                                                           ===========

----------------------------------------------------------------------

See accompanying Notes to Unaudited Consolidated Statements of
Operations and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.




R.H. DONNELLEY CORPORATION                                 Schedule 8d
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
-------------------------------------------
(unaudited)


Amounts in millions
----------------------------- -------------- ---------- --------------
                                 Original                  Revised
                              Full Year 2005 Changes in Full Year 2005
                                 Outlook      Guidance     Outlook
----------------------------- -------------- ---------- --------------
Reconciliation of publication
 sales outlook to net
 revenue -GAAP outlook and
 net revenue -adjusted
 outlook

Publication sales outlook
Publication sales
 Sprint-branded directories           $581.2       $5.9         $587.1
Publication sales
 Sprint-branded directories
 -percentage gain over 2004             2.5%       1.0%           3.5%
Publication sales
 SBC-branded directories              457.4          -          457.4
Publication sales
 Sprint-branded directories
 -percentage gain over 2004           (1.0%)       0.0%         (1.0%)
                              -------------- ---------- --------------
Total publication sales
 outlook                           $1,038.6       $5.9       $1,044.5
Publication sales -percentage
 gain over 2004                         1.0%       0.5%           1.5%
Less current period publication
 sales for Sprint-branded
 directories not recognized
 as revenue in current period        (222.1)      (2.9)        (225.0)
Plus net revenue reported in
 the period for Sprint-branded
 publication sales
 from prior periods                   215.3        2.0          217.3
Less current period pre-acquisition
 publication sales for SBC-branded
 directories not recognized
 as revenue in current period        (239.0)         -         (239.0)
Plus net revenue reported in the
 period for SBC-branded publication
 sales from prior periods             156.5          -          156.5
                              -------------- ---------- --------------
Net revenue -GAAP outlook            $949.3       $5.0         $954.3

Plus pro forma net revenue that
 would have been reported
 assuming the SBC transaction
 had occurred on
 January 1, 2003                       85.7          -           85.7
                              -------------- ---------- --------------
Net revenue - Adjusted
 outlook                           $1,035.0       $5.0       $1,040.0
                              ============== ========== ==============

----------------------------------------------------------------------

----------------------------- -------------- ---------- --------------
                                 Original                  Revised
                              Full Year 2005 Changes in Full Year 2005
                                 Outlook      Guidance     Outlook
----------------------------- -------------- ---------- --------------
Reconciliation of adjusted
 operating income outlook to
 operating income - GAAP
 outlook

Adjusted operating income
 outlook                             $485.0       $5.0         $490.0
Less revenue from SBC-branded
 directories that published
 prior to the
 acquisition plus all September
 2004 SBC-branded directories
 that would have been recognized
 during the period absent purchase
 accounting adjustments
 required under GAAP                  (86.0)         -          (86.0)
Plus expenses from SBC-branded
 directories that would have been
 recognized during the period
 absent purchase accounting
 adjustments                          (51.0)         -          (51.0)
                              -------------- ---------- --------------
Operating income - GAAP
 outlook                             $348.0       $5.0         $353.0
                              ============== ========== ==============

----------------------------- -------------- ---------- --------------

See accompanying Notes to Unaudited Consolidated Statements of
Operations and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.




R.H. DONNELLEY CORPORATION                                 Schedule 8e
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
-------------------------------------------
(unaudited)


Amounts in millions
------------------------- -------------- ---------- ------------------
                             Original                    Revised
                          Full Year 2005 Changes in   Full Year 2005
                             Outlook      Guidance       Outlook
------------------------- -------------- ---------- ------------------
Reconciliation of adjusted
 EBITDA outlook and adjusted
 operating income outlook to
 adjusted net income outlook
 and net income - GAAP outlook

Adjusted EBITDA outlook          $575.0       $5.0             $580.0
Less expected
 depreciation and
 amortization                     (90.0)         -              (90.0)
                          -------------- ---------- ------------------
Adjusted operating income
 outlook                         $485.0       $5.0             $490.0
Less expected tax
 provision                        (98.0)      (1.0)             (99.0)
Less expected interest
 expense, net                    (237.0)         -             (237.0)
                          -------------- ---------- ------------------
Adjusted net income
 outlook                         $150.0       $4.0             $154.0


Less revenue from SBC-branded
 directories that published
 prior to the
 acquisition plus all September
 2004 SBC-branded directories
 that would have been recognized
 during the period absent
 purchase accounting adjustments
 required under GAAP              (86.0)         -              (86.0)
Plus expenses from SBC-branded
 directories that would have been
 recognized during the
 period absent purchase
 accounting adjustments           (51.0)         -              (51.0)
Plus net tax reduction
 resulting from the exclusion
 of the SBC revenue and
 expenses due to purchase
 accounting                        54.1       (0.7)              53.4
                          -------------- ---------- ------------------
Net income - GAAP outlook         $67.1       $3.3              $70.4
                          ============== ========== ==================

----------------------------------------------------------------------


------------------------- -------------- ---------- ------------------
                             Original                    Revised
                          Full Year 2005 Changes in   Full Year 2005
                             Outlook      Guidance       Outlook
------------------------- -------------- ---------- ------------------

Reconciliation of cash flow
 from operations outlook - GAAP
 to free cash flow outlook

Cash flow from operations
 outlook - GAAP                  $370.0       $5.0             $375.0

Less:  additions to fixed
 assets and computer
 software                         (35.0)         -              (35.0)
                          -------------- ---------- ------------------
Free cash flow outlook           $335.0       $5.0             $340.0
                          ============== ========== ==================

----------------------------------------------------------------------


------------------------- -------------- ---------- ------------------
                             Original                    Revised
                          Full Year 2005 Changes in   Full Year 2005
                             Outlook      Guidance       Outlook
------------------------- -------------- ---------- ------------------
Reconciliation of expected
 diluted shares outstanding -
 GAAP to expected
 adjusted diluted shares
 outstanding

Expected diluted shares
 outstanding - GAAP                33.7          -               33.7
Additional diluted shares
 outstanding assuming the
 preferred stock is converted
 to common stock at the
 beginning of the period            5.0          -                5.0
                          -------------- ---------- ------------------
Expected adjusted diluted
 shares outstanding                38.7          -               38.7
                          ============== ========== ==================

----------------------------------------------------------------------


------------------------- -------------- ---------- ------------------
                             Original                    Revised
                          Full Year 2005 Changes in     Full Year
                             Outlook      Guidance   2005 Outlook(14)
------------------------- -------------- ---------- ------------------
Reconciliation of diluted
 earnings per share - GAAP
 outlook to diluted
 earnings per share -
 adjusted outlook

Diluted earnings per
 share - GAAP outlook             $1.99     $(4.35)            $(2.36)
Effect of converting
 preferred stock to
 common stock at the
 beginning of the period          (0.25)      4.46               4.21
Impact of SBC
 transaction, including
 adjustments to eliminate
 purchase accounting               2.14          -               2.14
                          -------------- ---------- ------------------
Diluted earnings per
 share - adjusted outlook         $3.88      $0.11              $3.99
                          ============== ========== ==================

------------------------- -------------- ---------- ------------------

See accompanying Notes to Unaudited Consolidated Statements of
Operations and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.




R.H. DONNELLEY CORPORATION                                 Schedule 9
NOTES TO UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------
   AND NON-GAAP MEASURES
   ---------------------


(1) Publishing revenue is recognized using the deferral and amortization method of accounting. Under this method, when a directory is published, the publication sales value is deferred and amortized into the income statement ratably over the life of the directory, which is typically 12 months.

(2) As a result of the SBC transaction and the related financing and associated accounting, 2005 and 2004 results reported in accordance with GAAP are not comparable, nor do they reflect the Company's underlying operational or financial performance. Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance and to facilitate comparison of adjusted 2005 performance with adjusted pro forma 2004 results. Adjusted results for 2005 exclude the impact of purchase accounting as well as certain other adjustments. Adjusted pro forma results for 2004 also reflect the combination of RHD with the SBC directory business in Illinois and Northwest Indiana as if the transaction had been consummated at the beginning of the year presented and certain other adjustments. While management believes that the adjusted pro forma results reasonably resemble operational performances as if the SBC transaction had been consummated at the beginning of the period presented, because of differences between RHD and predecessor accounting policies, management does not believe these pro forma results are strictly comparable. The adjusted and adjusted pro forma results assume that the appropriate pro rata portion of the revenues and direct costs of directories acquired from SBC that published prior to the acquisition plus, in the case of 2004 adjusted pro forma results, all September 2004 directories were recognized during the period pursuant to the deferral and amortization method. As a result of purchase accounting, these pre-acquisition revenues and expenses are not included in reported GAAP results. For the periods prior to the actual acquisition date of September 1, 2004, adjusted pro forma interest expense assumes the transaction occurred at the beginning of the periods presented and is based on the incremental debt actually incurred at the time of the acquisition and the interest rate in effect at the time of the acquisition with no assumption for additional debt repayments. See Schedule 7 for details of all adjustments to the reported GAAP results. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the acquisition date for directories not yet published at the acquisition date has also been excluded from adjusted and adjusted pro forma results.

(3) As a result of the Sprint transaction and the related financing and associated accounting, 2005 and 2004 results reported in accordance with GAAP are not comparable, nor do they reflect the Company's underlying operational or financial performance. Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance and to facilitate comparison of adjusted 2005 performance with adjusted 2004 results. Adjusted results reflect the elimination of purchase accounting and certain other adjustments. The 2005 and 2004 adjusted results assume that the appropriate pro rata portion of the revenue and direct costs of directories acquired from Sprint that published prior to the acquisition plus all January 2003 Sprint directories were recognized during the period pursuant to the deferral and amortization method. As a result of purchase accounting, these pre-acquisition revenues and expenses are not included in reported GAAP results. See Schedule 7 for details of all adjustments to the reported GAAP results. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the acquisition date for directories not yet published at the acquisition date has also been removed.

(4) The preferred dividend and the repurchase of Preferred shares is excluded because the adjusted results for the three months ended March 31, 2005 and the adjusted pro forma results for the three months ended March 31, 2004 assuming the preferred shares were completely converted to common shares at the beginning of the period and therefore no dividends would have been payable and no loss on the repurchase would have been recorded.

(5) On a reported basis, basic EPS are calculated under the "two-class" method that requires earnings available to common shareholders, after deducting preferred dividends, to be allocated between the common and preferred shareholders based on the respective rights to receive dividends. Basic EPS are then calculated by dividing income allocable to common shareholders by the weighted average number of shares outstanding. Diluted EPS are calculated by dividing income allocable to common shareholders by the weighted average common shares outstanding plus potentially dilutive common stock equivalents. In periods that result in a net loss, the net loss is not allocated between common and preferred shareholders since the preferred shareholders do not have a contractual obligation to share in any loss.


Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.




R.H. DONNELLEY CORPORATION                                Schedule 9
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF OPERATIONS
------------------------------------------------------------------
        AND NON-GAAP MEASURES  (con't)
        -----------------------------



     (6)On an adjusted and adjusted pro forma basis, basic and diluted EPS are calculated as net income (loss) divided by the weighted average basic and diluted shares outstanding for the period assuming the preferred stock was converted to common stock at the beginning of the period.

     (7)Adjustments for the three months ended March 31, 2005 include revenue and expenses for directories acquired from SBC that published prior to the acquisition that would have been recognized during the period absent purchase accounting adjustments required under GAAP. Pro forma adjustments for the three months ended March 31, 2004 include (a) the revenue and expenses for directories acquired from SBC that published prior to the acquisition that would have been recognized during the period absent purchase accounting adjustments required under GAAP, (b) DonTech's selling and operational expenses prior to the acquisition (c) certain differences between historical and current accounting policies of RHD and the acquired entities, and (d) the revenue and expenses for directories acquired from Sprint in 2003 that published prior to the acquisition, plus all January 2003 directories that would have been recognized during the period absent purchase accounting adjustments required under GAAP. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the acquisition date for directories not yet published at the acquisition date has also been removed from both periods presented.

     (8)Represents the additional depreciation and amortization expense related to the tangible and identifiable intangible assets acquired from SBC over their estimated useful lives.

     (9)Represents the elimination of equity accounting used to account for RHD's 50% ownership interest in DonTech prior to the SBC transaction.

    (10)Represents the additional interest expense from the incremental borrowings used to finance the SBC transaction. For the periods prior to the actual acquisition date of September 1, 2004, pro forma interest expense is based on the incremental debt actually incurred at the time of the acquisition and the interest rate in effect at the time of the acquisition with no assumption for additional debt repayments. For periods after the acquisition date, interest expense is determined in accordance with GAAP results.

    (11)Represents the tax effect of adjustments.

    (12)Publication sales represent the billable value of advertising sales in directories that published during the period. If events occur during the current period that affect the comparability of sales to the prior year period, such as changes in directory publication dates, then prior year sales are adjusted to conform to the current period presentation and to maintain comparability.

    (13)EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA and adjusted pro forma EBITDA represent adjusted earnings and adjusted pro forma earnings before interest, taxes, depreciation and amortization. EBITDA, adjusted EBTIDA and adjusted pro forma EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income or net income prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.




    CONTACT: R.H. Donnelley Corporation
             James M. Gruskin, 800-497-6329